AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 5, 2016
Registration No. 333-200174

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933
_______________
MDU RESOURCES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	41-0423660 (I.R.S. Employer Identification Number)
1200 West Century Avenue
P.O. Box 5650
Bismarck, ND 58506-5650
(701) 530-1000
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)
_______________

David L. Goodin President and Chief Executive Officer MDU Resources Group, Inc. 1200 West Century Avenue Bismarck, ND 58506-5650 (701) 530-1000	Doran N. Schwartz Vice President and Chief Financial Officer MDU Resources Group, Inc. 1200 West Century Avenue Bismarck, ND 58506-5650 (701) 530-1000	Elizabeth W. Powers, Esq. Duane Morris LLP 1540 Broadway New York, New York 10036 (212) 692-1000
(Name, address, including zip code, and telephone number,
including area code, of agents for service)
_______________
Approximate date of commencement of proposed sale to public:  Not applicable.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES
MDU Resources Group, Inc. filed a registration statement on Form S-3, Registration No. 333-200174, with the Securities and Exchange Commission on November 13, 2014, to register 2,230,041 shares of common stock, par value $1.00 per share, for offer and sale pursuant to the MDU Resources Group, Inc. Dividend Reinvestment and Direct Stock Purchase Plan. The board of directors of the company terminated the plan effective December 5, 2016. The company is filing this post-effective amendment to remove from registration 1,422,956 shares of common stock that remain unsold at the date hereof and to terminate the offering.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits

*24	Power of Attorney, filed as Exhibit 24 to Form S-3, on November 13, 2014, in Registration No. 333-200174.

*Previously filed and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bismarck, State of North Dakota, on the 5th day of December, 2016.

MDU RESOURCES GROUP, INC.

By:	/s/ David L. Goodin
David L. Goodin
President and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David L. Goodin	Chief Executive Officer and	December 5, 2016
David L. Goodin (President and Chief Executive Officer)	Director

/s/ Doran N. Schwartz	Chief Financial Officer	December 5, 2016
Doran N. Schwartz (Vice President and Chief Financial Officer)

/s/ Jason L. Vollmer	Chief Accounting Officer	December 5, 2016
Jason L. Vollmer (Vice President, Chief Accounting Officer and Treasurer)

Signature	Title	Date

/s/ Harry J. Pearce*	Director	December 5, 2016
Harry J. Pearce (Chairman of the Board)

/s/ Thomas Everist*	Director	December 5, 2016
Thomas Everist

/s/ Karen B. Fagg*	Director	December 5, 2016
Karen B. Fagg

/s/ Mark A. Hellerstein*	Director	December 5, 2016
Mark A. Hellerstein

/s/ A. Bart Holaday*	Director	December 5, 2016
A. Bart Holaday

/s/ Dennis W. Johnson*	Director	December 5, 2016
Dennis W. Johnson

/s/ William E. McCracken*	Director	December 5, 2016
William E. McCracken

/s/ Patricia L. Moss*	Director	December 5, 2016
Patricia L. Moss

/s/ John K. Wilson*	Director	December 5, 2016
John K. Wilson

*By:	/s/ Doran N. Schwartz
Doran N. Schwartz
Attorney-in-Fact

EXHIBIT INDEX

*24	Power of Attorney, filed as Exhibit 24 to Form S-3, on November 13, 2014, in Registration No. 333-200174.

*Previously filed and incorporated herein by reference.